UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2008

CSS Industries, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	1-2661	13-1920657
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1845 Walnut Street, Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 569-9900

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 3, 2008, the Human Resources Committee of the Board of Directors of CSS Industries, Inc. (“CSS”) approved bonus payments, stock option grants and stock bonus awards to certain of the named executive officers included in CSS’ Proxy Statement dated June 19, 2007, as follows:

			No. of Restricted
		No. of Shares	Stock Units
Executive Officer		Underlying Stock	Underlying Stock
Name and Title	Bonus	Option Grant	Bonus Award
Christopher J. Munyan, President and Chief Executive Officer	$297,973	14,000	7,500
Clifford E. Pietrafitta, Vice President – Finance, and Chief Financial Officer	$152,825	7,000	3,750
William G. Kiesling, Vice President – Legal and Human Resources and General Counsel	$131,235	7,000	3,750
Scott M. Shea President of Berwick Offray LLC and Cleo Inc	$121,062	6,000	3,000

The bonus payments are under CSS’ Management Incentive Program for the fiscal year ended March 31, 2008. The stock option grants are under CSS’ 2004 Equity Compensation Plan. Each stock option has a seven-year term and an exercise price of $27.57 per share, the closing price per share of CSS common stock on the last trading day prior to the grant date. These stock options vest and become exercisable to the extent of 25% of the underlying shares on each of the 1st, 2nd, 3rd and 4th anniversaries of the grant date. Subject to applicable provisions of CSS’ 2004 Equity Compensation Plan, vested options remain exercisable until they expire on June 3, 2015. The Human Resources Committee also approved the form of grant instrument for these grants, and such form is filed herewith as Exhibit 10.1.

The stock bonus awards are under CSS’ 2004 Equity Compensation Plan and consist of restricted stock units (“RSUs”). Each RSU constitutes a phantom right and will be equivalent to one share of CSS common stock on the redemption date, which is the third anniversary of the grant date. The number of RSUs, if any, that will become eligible for redemption will be determined by the extent to which certain performance goals have been achieved. Redemption is further subject to the satisfaction of a vesting condition, which provides that an executive must continue to be employed by CSS on the redemption date in order to redeem any RSUs that are otherwise eligible for redemption based on satisfaction of the performance goals during the performance period, as described below.

The performance period is the two-year period from April 1, 2008 to March 31, 2010. The sole performance metric for determining the quantity of RSUs, if any, that will be eligible for redemption (subject to satisfaction of the vesting condition) is the achievement by CSS of at least a minimum “threshold” level of cumulative diluted earnings per share, as determined by the Human Resources Committee, during the performance period. The Human Resources Committee has also established required levels of cumulative diluted earnings per share that must be achieved in order for the RSUs to become eligible for redemption at certain “target” and “maximum” levels. For purposes of determining if, and the extent to which, the performance goal has been achieved, CSS’ earnings per share for the performance period will be subject to certain formulaic, non-discretionary adjustments for acquisitions, divestitures, restructurings, extraordinary items and the cumulative effect of tax or accounting changes. The number of RSUs that will become eligible for redemption upon satisfaction of the vesting condition will depend on whether, and the extent to which, the level of cumulative earnings per share achieved for the performance period equals or exceeds the threshold, target and/or maximum award levels established by the Human Resources Committee. The Human Resources Committee also approved the form of grant instrument for these awards, and such form is filed herewith as Exhibit 10.2.

Additionally, on June 3, 2008 the Human Resources Committee approved an amendment to the Company’s Management Incentive Program (“MIP”). The purpose of the amendment is to add the flexibility for the Human Resources Committee to make incentive awards under the MIP that qualify for the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code (the “Code”). Section 162(m) of the Code generally disallows a publicly-held corporation’s tax deduction for compensation paid to its chief executive officer or certain other officers in excess of $1,000,000 in any year. Compensation that qualifies as “performance-based compensation” under Section 162(m) is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible by the corporation that pays it.

Although the amendment to the MIP is intended to provide the Human Resources Committee with the flexibility to make incentive awards under the MIP that qualify for the performance-based compensation exemption under Section 162(m) of Code, in order for any such incentive award to so qualify, the MIP (or certain provisions of the MIP) must be approved by the stockholders of CSS. To date, CSS has not submitted the MIP, or any of the provisions of the MIP, to the stockholders of CSS for approval. Consequently, incentive awards under the MIP will not qualify for the performance-based compensation exemption under Section 162(m) of Code unless such approval is sought and obtained. A copy of the MIP, as amended on June 3, 2008, is filed herewith as Exhibit 10.3

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Non-Qualified Stock Option Grant for grants made from and after June 3, 2008 under the CSS Industries, Inc. 2004 Equity Compensation Plan.

10.2	Form of Stock Bonus Award Grant for performance-based awards of restricted stock units under the CSS Industries, Inc. 2004 Equity Compensation Plan.

10.3	CSS Industries, Inc. Management Incentive Program, as amended on June 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS Industries, Inc.
(Registrant)

By: /s/William G. Kiesling
William G. Kiesling
Vice President – Legal and Human
Resources and General Counsel

Date: June 9, 2008

EXHIBIT INDEX

Exhibit	Description
10.1	Form of Non-Qualified Stock Option Grant for grants made from and after June 3, 2008 under the CSS Industries, Inc. 2004 Equity Compensation Plan.
10.2	Form of Stock Bonus Award Grant for performance based awards of restricted stock units under the CSS Industries, Inc. 2004 Equity Compensation Plan.
10.3	CSS Industries, Inc. Management Incentive Program, as amended on June 3, 2008.

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